Evommune Announces $125 Million Private Placement

Palo Alto, CA., and New York, NY., February 12, 2026 – Evommune, Inc. (“Evommune” or the “Company”) (NYSE: EVMN), a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases, today announced that it has entered into a securities purchase agreement to sell 4,494,279 shares of its common stock to a select group of new and existing mutual funds and dedicated healthcare institutional investors in a private placement. The purchase price of each share of common stock is $27.88. Evommune anticipates the gross proceeds from the private placement to be approximately $125 million, before deducting any transaction-related expenses. The private placement is expected to close on or about February 17, 2026, subject to the satisfaction of customary closing conditions.

Morgan Stanley & Co. LLC, Leerink Partners LLC, Evercore ISI, Cantor Fitzgerald & Co., and William Blair & Company, L.L.C. acted as placement agents for the private placement. Oppenheimer & Co. Inc. acted as capital markets advisor for the private placement.

Evommune intends to use the net proceeds from the private placement to advance its clinical development programs and for general corporate purposes.

The offer and sale of the securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Concurrently with entering into the securities purchase agreement, Evommune and the investors entered into a registration rights agreement pursuant to which Evommune has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Evommune, Inc.

Evommune, Inc., is a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases. The Company’s mission is to improve patients’ daily lives and prevent the long-term effects of uncontrolled inflammation that are a consequence of the limitations of existing therapies. To achieve this, Evommune is advancing a portfolio of differentiated product candidates that target key drivers of chronic inflammation.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements.” These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements concerning expected proceeds from the private placement, expected use of proceeds, and expected closing of the private placement. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the Company’s limited operating history and historical losses; the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the Company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; the impacts of macroeconomic conditions, including heightened inflation and uncertain credit and financial markets, on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the Company’s ability to realize the benefits of its collaborations and license agreements; changes in expected or existing competition; changes in the regulatory environment; the Company’s ability to obtain, maintain and protect its intellectual property; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on December 11, 2025, and in other filings that the Company makes and will make with the SEC in the future. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Contacts:

Media:

Paul Laland

Paul.Laland@evommune.com

Investors:

Sarah McCabe

investors@evommune.com